UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
 the Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a- 6(e)(2))

☑ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Under Rule 14a-12

LL&E Royalty Trust
(Name of Registrant as Specified in Its Charter)

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LL&E ROYALTY TRUST

The Bank of New York Mellon Trust Company, N.A., Trustee

919 Congress Avenue, Suite 500

Austin, Texas 78701

October 14, 2011

To Unitholders of LL&E Royalty Trust:

You are cordially invited to attend a special meeting (the “Meeting”) of the Unitholders of LL&E Royalty Trust (the “Trust”) to be held on November 10, 2011 at 10:00 a.m., Eastern Time, at the offices of the Trustee at 101 Barclay Street, New York, NY 10007.  The Meeting is being called by the Trustee at the request of Mr. Jeffrey R. Beckett, who is the holder of more than 10% of the outstanding units.  At the Meeting, Unitholders as of the October 13, 2011 record date will vote on Mr. Beckett’s proposal to remove The Bank of New York Mellon Trust Company, N.A. as trustee of the Trust and appoint James E. Barlett as successor.

Please find enclosed a notice to Unitholders, a Proxy Statement describing the business to be transacted at the Meeting, and a form of proxy for use in voting at the Meeting.

All Unitholders are cordially invited to attend the Meeting in person.  We encourage you to vote via the Internet or by telephone. You also have the option of voting by completing, signing, dating and returning the proxy card that accompanies these materials. Submitting your vote via the Internet or by telephone or proxy card will not affect your right to vote in person if you decide to attend the Meeting.

Very truly yours,

The Bank of New York Mellon Trust Company, N.A.

Trustee of LL&E Royalty Trust

NOTICE OF SPECIAL MEETING OF TRUST UNITHOLDERS

To Be Held November 10, 2011

A Special Meeting (the “Meeting”) of holders of units (“Units” and “Unitholders”) of LL&E Royalty Trust (the “Trust”), a trust created under the laws of the State of Texas and governed by the terms of a Trust Agreement dated as of June 28, 1983 (as amended to date, the “Trust Agreement”) between The Louisiana Land and Exploration Company and First City National Bank of Houston, as predecessor in interest to The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), will be held on November 10, 2011, at 10:00 a.m., Eastern Time, at the offices of the Trustee at 101 Barclay Street, New York NY 10007, for the following purpose, as more fully described in the accompanying Proxy Statement dated October 14, 2011:

1.
To remove The Bank of New York Mellon Trust Company, N.A. as trustee of LL&E Royalty Trust, and appoint James E. Barlett as successor trustee, all pursuant to Section 8.01 of the Trust Agreement of LL&E Royalty Trust dated June 1, 1983, as amended.

The close of business on October 13, 2011 (the “Record Date”) has been fixed as the record date for the determination of Unitholders entitled to receive notice of, and to vote at, the Meeting and any adjournment or postponement thereof. Only holders of record of Units of the Trust at the close of business on the Record Date are entitled to notice of, and to vote at, the Meeting. A list of Unitholders entitled to vote at the Meeting will be available for examination by any Unitholder for any purpose germane to the Meeting during ordinary business hours for at least ten days prior to the Meeting at the offices of the Trustee located at 919 Congress, Suite 500, Austin, Texas, 78701, and will also be available at the Meeting and available for examination by any Unitholder who is present at the Meeting.

The enclosed Proxy is being solicited by the Trustee. Whether or not you plan to attend the Meeting, please vote via the Internet or by telephone, or by completing, signing, dating, and returning the enclosed Proxy as promptly as possible.  Submitting your vote via the Internet or by telephone or proxy card will not affect your right to vote in person if you decide to attend the Meeting.

The Trustee makes no recommendation to Unitholders regarding the proposal.

The Bank of New York Mellon Trust Company, N.A., as Trustee

By: /s/ Michael Ulrich
       Vice President
       The Bank of New York Mellon Trust Company, N.A.

Austin, Texas

October 14, 2011

LL&E ROYALTY TRUST

The Bank of New York Mellon Trust Company, N.A., Trustee

919 Congress Avenue, Suite 500

Austin, Texas 78701

PROXY STATEMENT

INTRODUCTION AND VOTING MATTERS

The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), as trustee of LL&E Royalty Trust (the “Trust”), requests your proxy for use at the Special Meeting (the “Meeting”) of holders of units of the Trust (the “Units”) to be held on November 10, 2011, at 10:00 a.m. Eastern Time, at the offices of the Trustee located 101 Barclay Street, New York NY 10007, and at any adjournment or postponement thereof. By signing and returning the enclosed Proxy, you authorize the persons named in the Proxy to represent you and to vote your Units at the Meeting.

This Proxy Statement and the form of Proxy were first sent or given to holders of Units (the “Unitholders”) on or about October 17, 2011. This solicitation of proxies is made by the Trustee and will be conducted by mail. The Meeting has been called at the request of Mr. Jeffrey R. Beckett, who is the holder of more than 10% of the outstanding units.  As the Unitholder requesting the Meeting, Mr.  Beckett has agreed to pay the reasonable and necessary costs of the solicitation.

The Trustee recently held a meeting of Unitholders for the purpose of voting on a similar proposal to replace the Trustee with Premier Bank & Trust, National Association.  As previously reported, although the proposal to appoint Premier was approved, Premier declined to accept its appointment.

The Trustee has fixed the close of business on October 13, 2011 (the “Record Date”) as the record date for the determination of Unitholders entitled to notice of, and to vote at, the Meeting and any postponement or adjournment thereof. The outstanding voting securities of the Trust as of the Record Date consisted of 18,991,304 Units, with each Unit entitled to one vote. All properly executed and timely received Proxies will be voted in accordance with the instructions marked thereon or otherwise provided therein. Accordingly, unless instructions to the contrary are marked, Proxies will be voted FOR the proposal to remove The Bank of New York Mellon Trust Company, N.A. as trustee of LL&E Royalty Trust, and appoint James E. Barlett as successor trustee, all pursuant to Section 8.01 of the Trust Agreement of LL&E Royalty Trust dated June 1, 1983, as amended.

Any Unitholder may revoke a Proxy at any time prior to its exercise by delivering written notice to the Trustee (Attention: Mike Ulrich) at the principal executive offices of the Trust, which are located at 919 Congress Avenue, Suite 500, Austin, Texas 78701, or by signing and delivering another Proxy of a later date or by personally voting at the Meeting.

A quorum at the Meeting will consist of the presence, in person or by proxy, of holders of a majority of the Units issued and outstanding on the Record Date. In the event a quorum is not present, the holders of a majority of the Units who are present or represented by proxy at the Meeting will have the power to adjourn the Meeting from time to time without notice, other than an announcement at the Meeting of the time and place of the holding of the adjourned meeting, until a quorum is present. At any such adjourned meeting at which a quorum is present, any business may be transacted that may have been transacted at the Meeting had a quorum originally been present. If the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each Unitholder of record entitled to vote at the adjourned meeting. No matter may be acted upon at the Meeting other than the matter described in the Notice of Special Meeting accompanying this Proxy Statement.

Abstentions and broker non-votes will count in determining if a quorum is present at the Meeting. A broker non-vote occurs if a broker or other nominee attending the meeting in person or submitting a Proxy does not have discretionary authority to vote on the Proposal and has not received voting instructions with respect to the Proposal. Brokers and other nominees do not have discretion to vote on the Proposal without your instruction. If you do not instruct your broker how to vote on the Proposal, your broker may deliver a non-vote on the Proposal, which will have the effect of a vote against the Proposal.

The affirmative vote of a majority of the Units issued and outstanding on the Record Date will be required to approve the proposal. Consequently, abstentions and broker non-votes will have the effect of votes against the Proposal.

The Trustee makes no recommendation to Unitholders regarding the proposal. If the enclosed Proxy is signed and returned and you have indicated how you wish to vote, the Proxy will be voted in accordance with your instructions. If you sign and return the enclosed Proxy without instructions on how you wish to vote, your Proxy will be voted FOR the Proposal.

You may also vote by telephone or by the Internet.  Instructions for voting by telephone or by the Internet are included on the proxy card.

The Proposal does not amend the Trust Agreement in any respect.  If the Proposal is approved, Mr. Barlett would immediately become the successor trustee of the Trust, and would serve under the Trust Agreement.

PROPOSAL —  TO REMOVE THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. AS TRUSTEE OF LL&E ROYALTY TRUST AND APPOINT JAMES E. BARLETT AS SUCCESSOR TRUSTEE

Background

The Trust was created under the laws of the State of Texas on June 28, 1983 pursuant to a Trust Agreement (the “Trust Agreement”) between The Louisiana Land and Exploration Company and First City National Bank of Houston.  The Bank of New York Mellon Trust Company, N.A. has served as Trustee since October 2, 2006.  The Trustee’s offices are located at 919 Congress Avenue, Austin, Texas 78701, and its telephone number is 1-800-852-1422.  The Trust Units are traded in the over the counter market under the symbol “LRTR.”

Section 5.02 of the Trust Agreement requires the Trustee to call a meeting of the Unitholders under certain circumstances at the request of Unitholders holding at least ten percent (10%) of the Units.  Section 8.01 of the Trust Agreement provides that the Trustee may be removed at a duly called meeting by the affirmative vote of the holders of a majority of the Units; provided that no such removal shall be effective unless a successor trustee is appointed at such meeting by such Unitholders.

Pursuant to section Section 5.02, Mr. Beckett, who is the holder of more than 10% of the outstanding units, has requested that the Trustee call the Meeting, and has proposed that the Unitholders remove The Bank of New York Mellon Trust Company, N.A. as trustee of the Trust and appoint Mr. James E. Barlett as successor trustee in accordance with section 8.01 of the Trust Agreement.  Mr. Barlett has agreed to serve as successor trustee if approved by the Unitholders.  If appointed by the Unitholders at the Meeting, Mr. Barlett would serve as trustee of the Trust under the terms of the Trust Agreement.   Mr. Beckett has indicated his desire to amend the terms of the Trust Agreement and delay the sale of the Trust’s assets by adding a retroactive provision to the Trust Agreement that would allow for a decrease in Trust revenues due to force majeure or similar event without triggering the requirement to terminate the Trust, and he has previously sought a judicial amendment of the Trust Agreement to do.  Mr. Beckett has advised the Trustee that if Mr. Barlett is appointed, Mr. Beckett intends to pursue such an amendment of the Trust Agreement.

Under the Trust Agreement, no matter may be acted upon at the Meeting other than the matter described in the Notice accompanying this Proxy Statement.

Information regarding Mr. James E. Barlett

Mr. Beckett has proposed Mr. James E. Barlett as successor trustee.  Mr. Beckett has furnished Mr. Barlett’s resume, a copy of which is attached hereto as Annex A and incorporated herein.  Unitholders should review Annex A in deciding how to vote.  Mr. Barlett is an individual, and is not an institutional trustee.  Mr. Barlett has not previously served as trustee for a publicly traded trust and has not previously served as a fiduciary in any other engagement similar in nature to the Trust.  Mr. Barlett does serve as Vice Chairman of a publicly traded company.  Mr. Barlett has delivered a written consent to serve as successor trustee if appointed by the unitholders.

Relationship between Mr. Beckett and Mr. Barlett

Mr. Beckett has recommended the appointment of Mr. Barlett and has demanded a meeting of Unitholders to vote on the Proposal to appoint Mr. Barlett.  Mr. Beckett has informed the Trustee that there are no relationships between him and Mr. Barlett.  Mr. Beckett has further informed the Trustee that he was introduced to Mr. Barlett by Mr. Shrikant Mehta, and that it was Mr. Barlett’s experience as a well-known Detroit corporate executive that led Mr. Beckett to propose Mr. Barlett as a potential successor trustee.

Relationship between Mr. Barlett and Mr. Shrikant Mehta

As described above, the Trustee recently held a meeting of Unitholders (the “Prior Meeting”) for the purpose of voting on a similar proposal to replace the Trustee with Premier Bank & Trust, National Association.   The Prior Meeting was called at the request of Mr. Shrikant Mehta, who is the holder of more than 10% of the outstanding units.  Mr. Mehta and Mr. Barlett are each members of the Board of Directors, and Mr. Barlett is an executive officer, of TeleTech Holdings, Inc. (Nasdaq: TTEC).  The Trustee has been informed that there are no other relationships between Mr. Mehta and Mr. Barlett.

Status of Sale Efforts and Beckett Lawsuit

As previously disclosed in the Trust’s periodic filings, the Trust Agreement provides that the Trust will terminate in the event that the net revenues fall below $5,000,000 for two successive years (the “Termination Threshold”). Net revenues to the Trust for the years ended December 31, 2007 and 2006 calculated in accordance with the Trust Agreement were $1,634,740 and $2,094,226, respectively, which triggered the termination provisions.  In accordance with the Trust Agreement, the Trustee sold a portion of the Trust’s assets prior to December 31, 2010, and was attempting to sell the remaining assets prior to December 31, 2010.   However, also as previously disclosed in the Trust’s public filings, in November 2010, the Trust and Trustee were named as defendants in a Complaint for Legal and Equitable Relief (the “Complaint”) filed by Mr. Beckett in the United States District Court for the Eastern District of Michigan. The Complaint sought a judicial modification of the terms of the Trust Agreement governing the Trust, a judgment declaring that the termination provisions of the Trust Agreement do not apply and an order preventing the sale of the Trust’s assets. The Complaint also made a number of other allegations and sought removal of the Trustee and other relief.

As a result of the Beckett lawsuit, certain of the bidders who had submitted preliminary indications of interest in purchasing the Trust’s remaining assets indicated that they were unwilling to proceed with the purchase of the Jay Field interest from the Trust until the Beckett lawsuit was resolved. Consequently, as previously disclosed in the Trust’s public filings, the Trustee suspended the sale process pending a resolution of the lawsuit. On March 4, 2011 the Court entered a stipulated order in which the Trust voluntarily agreed that the Trust would not sell any assets of the Trust until at least such time as the Court entered an order dismissing or transferring the case or preliminarily enjoining the sale of the assets. The Trustee filed a Motion to Dismiss for Failure to Join Required Parties, or, in the Alternative, to Transfer Venue with the Court seeking dismissal of the suit and/or transfer of the suit to the United States District Court for the Western District of Texas.

On July 7, 2011, Mr. Beckett and the Trust entered into a settlement agreement pursuant to which Mr. Beckett agreed to dismiss his lawsuit with prejudice within ten days after the Trust held a meeting of the Unit holders for the purpose of appointing Premier Bank & Trust, National Association, as successor trustee, provided that notice of the Meeting was mailed by August 1, 2011 and the Meeting occurred by September 1, 2011.   The notice of the meeting to appoint Premier was mailed by August 1, 2011 and the meeting to appoint Premier occurred by September 1, 2011.  However, Premier refused to accept its appointment, and Mr. Beckett has asserted that the settlement agreement did not require him to dismiss his lawsuit.

Although the Trustee believes that the settlement agreement clearly requires the dismissal of the Beckett lawsuit, the Trustee has agreed to call a second meeting of the Unitholders for the purpose of voting on Mr. Beckett’s proposal to appoint Mr. Barlett as described in this proxy statement.   Prior to the mailing of the notice of the Meeting and this proxy statement, Mr. Beckett delivered executed copies of a Stipulated Order of Dismissal With Prejudice  to the Trustee, together with written authorization to the Trustee to file the Stipulated Order of Dismissal With Prejudice and seek the Court’s execution thereof as soon as the notice of the Meeting to appoint Mr. Barlett is mailed.

Trustee’s Intentions if the Proposal is Not Approved

If Mr. Barlett is not appointed to replace the Trustee, The Bank of New York Mellon Trust Company, N.A. intends to continue to serve as trustee and would continue to attempt to sell the Trust’s assets in accordance with the Trust Agreement.

Arrangements with Trustee

Except for the settlement agreement described above and Mr. Beckett’s agreement to pay the reasonable and necessary costs of the Meeting, and the Trustee’s agreements to solicit proxies in order to facilitate voting by the Unitholders and to not oppose the appointment of Mr. Barlett, there is no arrangement or agreement between Mr. Beckett and the Trustee regarding any matter in connection with the Trustee’s calling of the Meeting.   The settlement agreement includes mutual releases and covenants not to sue by both Mr. Beckett and by The Bank of New York Mellon Trust Company, N.A.

Except as described above, there is no arrangement or agreement between the Trustee and any person relating to the Trustee’s calling of the Meeting.

Trustee’s Rights under the Trust Agreement

Assuming that the Proposal is approved, The Bank of New York Mellon Trust Company, N.A., as former trustee of the Trust, will continue to have the indemnification, reimbursement and other rights provided to a trustee under the Trust Agreement.

Advances to Trust

BNY Mellon, an affiliate of the Trustee, has made interest-free advances totaling $2,379,347 to the Trust as of October 11, 2011 to enable the Trust to pay a portion of its administrative expenses during the last few years.  BNY Mellon, as a creditor of the Trust, is entitled to be repaid the amount of these advances before any distributions are made to Unitholders.  As of October 11, 2011, the Trust had less than $11,000 in cash, and had unpaid accounts payable of $477,491 in addition to the amount owed to BNY Mellon for the interest-free advances described above.

Unpaid Trustee Fees

The Bank of New York Mellon Trust Company, N.A., as Trustee, is owed $67,500 in unpaid Trustee fees.  This amount is included in the amount of the unpaid accounts payable described above.  The Trustee is entitled to be paid its outstanding fees before any distributions are made to Unitholders.

No Recommendation of Trustee

The sole purpose of the Meeting is to vote on the replacement of The Bank of New York Mellon Trust Company, N.A., as Trustee of the Trust, as further described herein.  Consequently, The Bank of New York Mellon Trust Company, N.A., as Trustee, makes no recommendation to Unitholders on the matter to be voted upon at the Meeting.

Vote Required

Approval of the Proposal will require the affirmative vote of a majority of the outstanding Units. Abstentions and broker non-votes will have the effect of votes against the Proposal.

Trustee’s Belief Regarding the Voting Intentions of Messrs. Mehta and Beckett

The Trustee has been informed that Mr. Shrikant C. Mehta, who is the beneficial owner of 3,360,000 Trust Units (approximately 17.7% of the outstanding Units) intends to vote in favor of the Proposal.   The Trustee also understands that Mr. Beckett, as the proponent, intends to vote in favor of the Proposal.  Mr. Beckett is the beneficial owner of 3,906,248 Units, or approximately 20.6% of the outstanding Units.

Together, Mr. Mehta and Mr. Beckett are the beneficial owners of 7,266,248 Trust Units, or approximately 38.4% of the outstanding Units.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Based solely on filings made with the SEC, the following persons were beneficial owners of more than 5% of the outstanding Units as of the Record Date:

Name	Number of Units	Percentage of Class

Jeffrey R. Beckett	3,906,248	20.6%
3800 North Old Woodward Ave Suite 300 Birmingham, Michigan 48009

Shrikant Mehta	3,360,000	17.7%
c/o Roger D. Parsons, Esq 354 Indusco Court Troy, Michigan 48083

Barry T. Brooks	1,298,813	6.8%
1628 East Main St. Springfield, OH, 45503

Trellus Management Company, LLC	1,119,000	5.9%
350 Madison Avenue, 9th Floor New York, New York 10017

The Trust has no officers or directors or persons performing similar functions. Except as described herein, the Trustee knows of no arrangements, including the pledge of Trust Units, the operation of which may at a subsequent date result in a change in control of the Trust.

OTHER INFORMATION

Costs of Proxy Solicitation

As the Unitholder requesting the Meeting, Mr. Beckett has agreed to pay the costs of the Meeting, including the costs of printing and mailing these proxy materials to the Unitholders and of forwarding materials to beneficial holders.

Deadline for Receipt of Unitholder Proposals

The Trust does not hold annual meetings of Unitholders. Accordingly, the Trust does not publish a date by which Unitholders must make proposals for inclusion in materials relating to an annual meeting.  The trustee may call meetings of Unitholders pursuant to the terms of the Trust Agreement to approve any appropriate matter, and is required to do so under certain circumstances if so requested by the holders of at least 10% of the Units.

Where You Can Find More Information

The Trust files annual, quarterly and periodic reports and other information with the SEC. The Trust’s SEC filings are available to the public over the internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document the Trust files at the SEC’s public reference room at 100 F Street, NE Washington, DC 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

The Trust will provide copies of the reports and other information filed with the SEC to any Unitholder, upon written request to the Trustee, The Bank of New York Mellon Trust Company, N.A., 919 Congress Avenue, Suite 500, Austin, Texas 78701.

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.,
Trustee of LL&E Royalty Trust

ANNEX A

James E. Barlett

Summary

SENIOR PUBLIC COMPANY EXECUTIVE

Senior executive with significant business contacts.  More than 30 years of public company management experience ranging from the boardroom to global operations.  Well-rounded background includes work in communications and media, customer management, e-services, business consulting, outsourcing, and commercial and trust banking operations.

Professional Accomplishments

•	NYSE Experience. Orchestrated Galileo’s New York Stock Exchange initial public offering (IPO), the largest pure IPO of 1997

•
E-Services.  Saved the airline industry more than five percent per transaction by originating the concept of e-ticketing, working jointly with United Airlines and using previous experience with bank check truncation processes

•	Distributed Environment. Built the Maestro (debit card) organization and operation and installed the first virtual private network (VPN) for MasterCard

•
Global Networking.  Directed the development, implementation, and operation of the CIRRUS transaction network, one of the largest currency disbursement systems in the world, and earned the moniker “the father of the CIRRUS system”

•	International Relationships. Founded the Asia-Pacific consulting arm of Touche Ross (predecessor to Deloitte Touche Tohmatsu)

Executive Appointments

TeleTech Holdings, Incorporated
Vice Chairman	2001 to Present

•
Currently co-managing this billion-dollar revenue, NASDAQ-traded customer care outsourcing company in partnership with the chairman and founder.  Operations span 27 countries and 50,000 employees with more than 50% of current client portfolio concentrated in communications and media industry

•
Facilitated significant financial turn-around through reduction in bank debt from $120 million to zero and achievement of $60 million in cost savings resulting in $35 million of free cash flow in the first three quarters of 2004

•	Centralized technology and operating environment resulting in a 20% reduction in global technology costs and dramatic increase in system availability

•
Responsible for TeleTech’s 1,500 person joint venture with Ford Motor Company and Newgen, TeleTech’s $100 million database and marketing division providing services to over 7,000 automotive dealerships

•
Negotiated TeleTech’s $1 billion contract with Nextel Communications, one of the largest agreements ever reached in the customer care outsourcing business.  The contract involved the transition of over 4,000 employees and multiple, global service centers

Galileo International, Incorporated

Chairman, President and Chief Executive Officer President and Chief Executive Officer	1997 to 2001 1994 to 1997

•
Recruited as the president and CEO of this (initially) private company owned by 13 global airlines.  The mission was to commercialize the airline ownership in one of the world’s five largest computer and telecommunications systems

•	Doubled revenue from $800 million to $1.6 billion and increased operating margin from 8.5 percent to 20 percent between 1994 and 2001

•	Completed 35 distribution company acquisitions and increased international presence from 63 to 107 countries while consolidating data centers from 17 countries to two

•	Orchestrated 1997 IPO valued at $911 million and secondary offering in 1999 valued at $1.5 billion. Sold company in 2001 for $3.6 billion

MasterCard International corporation
Executive Vice President of Worldwide Operations	1992 to 1994

•	Recruited with the intent to monetize one of the world’s largest credit, debit, and point of sale systems

•	Developed and implemented the world’s first VPN, covering in excess of 200 countries, with significant cost reduction to the association’s bank owners

•	Created the Maestro debit card program, technology, and services on a global basis and served as chairman of the subsidiary

•	Continued the dramatic, global rollout of the CIRRUS system to more than 200 countries and recruited the management of the network, a team still in place at CIRRUS Systems, Inc.

NBD Bancorp (Predecessor to BankOne), Detroit, MI
Executive Vice President of Global Operations	1979 to 1992

•
Became one of the five highest ranking executives and maintained global responsibility for technology, operations, all financial money movement systems, all loan systems, all credit card processing, and all trust division operations in excess of $40 billion

•	Participated in the acquisition and integration of 51 regional banks, growing the asset base of NBD from $6 billion to $40 billion

•
In conjunction with 11 U.S.-based banks, developed the concept of ATM sharing among the different bank holding companies and created the initial technology for ATM switching (CIRRUS), commonly known today as Base 24

•
Served as the chairman and president of the Charge Card Association (CCA), one of the three largest U.S. bank credit card processors.  In later years, the CCA was sold and now comprises a major component of First Data Corporation

Touche Ross and Company, Detroit, MI
Partner	1971 to 1979

•	Recruited to Touche Ross consulting group upon completion of a MBA in finance that was obtained after returning from service in Vietnam (Bronze Star recipient)

•	Lived and worked in 11 countries and managed technology-based consulting assignments for foreign entities and international corporations

•	Achieved partner status in a record five year period of time and acted as the relationship partner for NBD Bancorp, which later served as the impetus for the transition to NBD

Affiliations

Director, Celanese Corporation (NYSE: CE)
Director and Vice Chairman, TeleTech Holdings, Incorporated (NASDAQ: TTEC)
Chairman Emeritus, Detroit Country Day School

LL&E ROYALTY TRUST THIS PROXY IS SOLICITED ON BEHALF OF THE TRUSTEE SPECIAL MEETING OF UNITHOLDERS – NOVEMBER 10, 2011 AT 10:00 AM

CONTROL ID:
REQUEST ID:

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/LRTR
PHONE:	Call toll free 1-866-752-VOTE (8683)

SPECIAL MEETING OF THE UNIT HOLDERS OF LL&E ROYALTY TRUST			PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE TRUSTEE
Proposal 1		à	FOR	AGAINST	ABSTAIN
	To remove The Bank of New York Mellon Trust Company, N.A. as trustee of LL&E Royalty Trust, and appoint Mr. James E. Barlett, as successor trustee, all pursuant to Section 8.01 of the Trust Agreement of LL&E Royalty Trust dated June 1, 1983, as amended.		☐	☐	☐

CONTROL ID:
REQUEST ID:

MARK HERE FOR ADDRESS CHANGE ☐

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Special Meeting of Unitholders to be held November 10, 2011, and the related Proxy Statement, and appoints Mike Ulrich and Gerard F. Facendola, each of them individually, as his or her true and lawful agents and proxies, with full power of substitution and resubstitution in each, to represent the undersigned, with all powers which the undersigned would possess if personally present, and to vote all Units of LL&E Royalty Trust that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, on the record date for the Special Meeting, at the Special Meeting of Unitholders of LL&E Royalty Trust to be held at the offices of the Trustee, 101 Barclay Street, New York NY 10007, on November 10, 2011 at 10:00 a.m., Eastern Time, and at any adjournment or postponement thereof, on all matters coming before said meeting.

The proposal to be voted on at the Special Meeting is made by Mr. Jeffrey R. Beckett, who is a Unitholder in LL&E Royalty Trust.

Any Proxy, when properly granted, will be voted in the manner directed and will authorize the Proxies to take action in their discretion upon other matters that may properly come before the meeting. Proxies are authorized to vote upon matters incident to the conduct of the meeting such as approval of one or more adjournments of the meeting for the purpose of obtaining additional Unitholder votes.
New Address (if applicable): ________________________ ________________________ ________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

(Print Name of Unit holder and/or Joint Tenant)

(Signature of Unit holder)

(Second Signature if held jointly)
Dated: ________________________, 2011